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                                                                    EXHIBIT 11.1


                           AMERICA SERVICE GROUP INC.

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            QUARTER ENDED
                                                                               MARCH 31,

                                                                            2000        1999
                                                                            ----        ----
Net income                                                                 $1,695     $   480
Preferred stock dividends                                                     163       1,989
                                                                         -----------------------
Numerator for basic earnings per share - income
   (loss) available to common stockholders                                 $1,532     $(1,509)
                                                                         =======================
Denominator for basic earnings per share -
   weighted average shares                                                  3,726       3,575

Effect of dilutive securities                                               1,620          --
                                                                         -----------------------
Weighted average common shares outstanding -
   diluted                                                                  5,346       3,575
                                                                         =======================
Basic earnings (loss) per share                                            $ 0.41     $ (0.42)
                                                                         =======================
Diluted earnings (loss) per share                                          $ 0.32     $ (0.42)
                                                                         =======================




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